Exhibit 99.2

                       Hungarian Telephone and Cable Corp.
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100 First Stamford Place, Suite 204                     Kiralyhago U.2.
Stamford, CT  06902 - U.S.A.                            H-1126 Budapest, Hungary
Phone (203) 348-9069                                    Phone (36-1) 457-6300
Fax (203) 348-9128                                      Fax (36-1) 202-4778
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FOR:              HUNGARIAN TELEPHONE AND CABLE CORP.

COMPANY
CONTACT:          Frank J. Busacca, Jr.
                  Chief Financial Officer
    Hungary:      (011) 361-457-6300
    U.S.:         (203) 348-9069

                                                           FOR IMMEDIATE RELEASE


                          HUNGARIAN TELEPHONE AND CABLE
                 FINALIZES ITS AGREEMENT WITH CITIZENS UTILITIES

STAMFORD, Conn., October 2, 1998 - Hungarian Telephone and Cable Corp. (AMEX:HTC) reported today that it has finalized the tentative agreement with Citizens Utilities Company ("Citizens") (NYSE: CZN) previously announced on September 11, 1998 to settle the disagreements with Citizens with respect to the future of Hungarian Telephone's management services agreement with Citizens and Citizens' preemptive rights with respect to HTC common stock. The final agreement was on substantially the same terms as those previously announced.

         Hungarian Telephone and Cable Corp. is a provider of basic telephone services in five defined operating regions of the Republic of Hungary. The Company operates through four Hungarian subsidiaries which have been granted 25-year telecommunications concessions by the Hungarian government. These concessions are exclusive through 2002.

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